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                             EMPLOYMENT AGREEMENT
                             --------------------


     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into by and between INTERNATIONAL FUEL TECHNOLOGY, INC., a Nevada corporation (the "Company"), and JONATHAN R. BURST (the "Employee"), and is dated as of the first day of January, 2001.

     WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to employ the Employee in the position set forth below, and the Employee desires to serve in that capacity.

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Employee hereby agree as follows:

     1. Employment Period. The Company shall employ the Employee, and the Employee shall serve the Company, on the terms and conditions set forth in this Agreement, for the period commencing on January 1, 2001 and ending on December 31, 2003 (the "Initial Term" and, together with any subsequent term of Employment, the "Employment Period"); provided that the term of employment hereunder will automatically be renewed on January 1, 2002, and at each one-year anniversary thereafter, for successive two-year terms (each such term a "Renewal Term") unless either party shall, at least 60 days before such date, provide notice to the other party that the Employment Period will not be extended.

     2. Position and Duties.

          (a) The Employee shall serve as Chief Executive Officer of the Company, reporting to the board of directors, with such duties and responsibilities as are customarily assigned to such position, and such other duties and responsibilities not inconsistent therewith as may be assigned to him from time to time by the board.

          (b) During the Employment Period, and excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee shall devote his full-time efforts to the business and affairs of the Company and use his best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Employee to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures or fulfill speaking engagements, (iii) manage personal investments or
(iv) continue his affiliation with BURCOR International and its affiliates, ARC Health.org and its affiliates so long as such activities do not interfere with the performance of his responsibilities as an employee of the Company in accordance with this Agreement or violate the provisions of Section 7 of this Agreement.

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     3. Compensation.

          (a) Base Salary. During the Initial Term, the Employee shall receive an annual base salary (the "Annual Base Salary") at the minimum rate of $200,000.00. In the event of any Renewal Term as provided for in Section 1 above, the Annual Base Salary shall be renegotiated by the parties hereto, but in no event shall the Annual Base Salary during any such Renewal Term be less than $200,000.00. The Annual Base Salary shall be payable in accordance with the Company's payroll practices as in effect from time to time. The Board of Directors of the Company may increase the Annual Base Salary above the foregoing amounts at its discretion.

          (b) Bonus. In addition to the Annual Base Salary, the Employee shall be awarded bonuses (the "Bonus") at such times and in such amounts as are deemed appropriate by the Board of Directors of the Company.

          (c) Stock. Employee shall receive 20,834 shares of the Company's common stock for each month of the Employment Period (the "Stock Compensation"). Such shares shall be issued to Employee on the last day of each month during the Employment Period, unless the Employee is terminated by the Company for Cause (as hereinafter defined) or the Employee terminates his employment without Good Reason (as hereinafter defined), in which case Employee shall be entitled to only that portion of Stock Compensation which has accrued hereunder as of the Date of Termination.

          (d) Insurance. The Company will provide Employee, subject to applicable waiting periods, with term life insurance in the amount of Two Million Dollars ($2,000,000.00); Employee will cooperate with the Company in obtaining such policies.

          (e) Other Benefits. During the Employment Period: (i) the Employee shall be entitled to participate in all benefit programs of the Company, including, but not limited to, health insurance coverage or reimbursement of the Employee's cost to maintain same; and (ii) the Employee and/or the Employee's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all welfare benefit plans, practices, policies and programs provided by the Company, including, but not limited to any comprehensive dental plan, retirement plans and profit sharing programs the Company may provide to any other employees from time to time.

          (f) Expenses. During the Employment Period, the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in carrying out the Employee's duties under this Agreement, provided that the Employee complies with the policies, practices and procedures of the Company for submission of expense reports, receipt and similar documentation of such expenses.

          (g) Fringe Benefits. During the Employment Period, the Employee shall be entitled to paid vacation and other fringe benefits, in each case on such terms and conditions as are determined by the Board of Directors of the Company.

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     4. Termination of Employment.

          (a) Death or Disability. The Employee's employment shall terminate automatically upon the Employee's death during the Employment Period. The Company shall be entitled to terminate the Employee's employment because of the Employee's Disability during the Employment Period. "Disability" means that (i) the Employee has been unable, for a period of six months, or for a total of 90 days in any given period, to perform the Employee's duties under this Agreement, as a result of physical or mental illness or injury, and (ii) a physician selected by the Company or its insurers, and acceptable to the Employee or the Employee's guardian or legal representative, has determined that the Employee's incapacity is total and permanent. A termination of the Employee's employment by the Company for Disability shall be communicated to the Employee by written notice, and shall be effective on the 30th day after receipt of such notice by the Employee (the "Disability Effective Date"), unless the Employee is able to, and does, return to full-time performance of the Employee's duties before the Disability Effective Date.

          (b) By the Company.

               (i) The Company may terminate the Employee's employment during the Employment Period for Cause or without Cause. "Cause" means:

                    A. any fraud, embezzlement or other dishonesty of the
               Employee that materially and adversely affects the Company's business or reputation; or

                    B. the Employee's conviction for a felony or entering into a plea of nolo contendere with respect to a felony.

               (ii) A termination of employment by the Company for Cause shall be effectuated by giving the Employee written notice ("Notice of Termination for Cause") of the termination, setting forth the conduct of the Employee that constitutes Cause. Termination of employment by the Company for Cause shall be effective on the date when the Notice of Termination for Cause is given, unless the notice sets forth a later date (which date shall in no event be later than 30 days after the notice is given).

               (iii) A termination of the Employee's employment by the Company without Cause shall be effected by giving the Employee written notice of the termination at least thirty (30) days prior to the termination date.

          (c) By the Employee.

               (i) The Employee may terminate employment in the event of a Good Reason. "Good Reason" means:

                    A. the assignment to the Employee of any duties inconsistent in any respect with paragraph (a) of Section 2 of this Agreement, other than

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               actions that are not taken in bad faith and are remedied by the
               Company within fifteen (15) days after receipt of notice thereof from the Employee;

                    B. any failure by the Company to comply with any provision of Section 3 of this Agreement, other than failures that are not taken in bad faith and are remedied by the Company within fifteen
               (15) days after receipt of notice thereof from the Employee; or

                    C. the occurrence of a Non-Negotiated Change in Control of the Company (as defined below).

For purposes of this Agreement, "Non-Negotiated Change in Control" means any one or more of the following occurrences:

                    (x) Any individual, corporation (other than the Company, any trustees or other beneficiary holding securities under any employee benefit plan of the Company, or any Company owned, directly or indirectly, by the Stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), partnership, trust, association, pool, syndicate, or any other entity or any group of persons acting in concert becomes the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Company possessing more than one-half ( 1/2) of the voting power for the election of directors of the Company;

                    (y) There shall be consummated any consolidation, merger, or other business combination involving the Company or the securities of the Company in which holders of voting securities of the Company immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of the Company (or, if the Company does not survive such transaction, voting securities of the entity surviving such transaction) having less than one-half ( 1/2) of the total voting power in an election of directors of the Company (or such other surviving corporation); or

                    (z) There shall be consummated any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (on a consolidated basis) to a party which is not controlled by or under common control with the Company.

               (ii) A termination of employment by the Employee for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination, setting forth the conduct of the Company that constitutes Good Reason. A termination of employment by the Employee for Good Reason shall be effective on the fifth business

                                       4
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day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than 30 days after the notice is given).

               (iii) A termination of the Employee's employment by the Employee without Good Reason shall be effected by giving the Company written notice of the termination at least thirty (30) days prior to the termination date.

          (d) No Waiver. The failure to set forth any fact or circumstance in a Notice of Termination for Cause or a Notice of Termination for Good Reason shall not constitute a waiver of the right to assert, and shall not preclude the party giving notice from asserting, such fact or circumstance in an attempt to enforce any right under or provision of this Agreement.

          (e) Date of Termination. The "Date of Termination" means the date of the Employee's death, the Disability Effective Date, the date on which the termination of the Employee's employment by the Company for Cause or by the Employee for Good Reason is effective, or the date on which the Company gives the Employee notice of a termination of employment without Cause or the Employee gives the Company notice of a termination of employment without Good Reason, as the case may be.

     5. Obligations of the Company upon Termination.

          (a) Other Than for Cause, Death or Disability; Good Reason. If, during the Employment Period, the Company terminates the Employee's employment, other than for Cause, Death or Disability, or the Employee terminates his employment for Good Reason, the Company shall (i) pay the Employee's accrued but unpaid portion of the Annual Base Salary (the "Accrued Obligations") to the Employee in a lump sum in cash within 30 days after the Date of Termination, (ii) continue to pay the Annual Base Salary for the remainder of the term hereof, (iii) issue the accrued Stock Compensation (the "Accrued Stock Compensation"), and (iv) issue the Stock Compensation for the remainder of the term hereof. In addition, the Employee shall be entitled to a Bonus (the "Bonus") in an amount equal to One Million Dollars ($1,000,000.00) payable 30 days after the Date of Termination, or upon the non-renewal of the employment contract, in which case such Bonus is to be paid 90 days after the Date of Termination. The payments provided pursuant to this paragraph (a) of Section 5 are intended as liquidated damages for a termination of the Employee's employment by the Company other than for Cause or Disability or for the actions of the Company leading to a termination of the Employee's employment by the Employee for Good Reason, and shall be the sole and exclusive remedy therefor.

          (b) Death or Disability. If the Employee's employment is terminated by reason of the Employee's death or Disability during the Employment Period, (i) the Company shall pay the Accrued Obligations to the Employee or the Employee's estate or legal representative, as applicable, in a lump sum in cash within 30 days after the Date of Termination and (ii) the Company shall issue

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

the Accrued Stock Compensation to the Employee or the Employee's estate or legal representative. In addition, if the Employee's employment is terminated by reason of Disability, the Company will continue to pay to Employee until the earlier of: (i) expiration of the Employment Period, or (ii) the date of Employee's death, the Annual Base Salary, less any amounts received by Employee under any disability insurance coverage maintained for Employee by the Company.

          (c) Cause; Other than for Good Reason. If the Employee's employment is terminated by the Company for Cause during the Employment Period, or if the Employee terminates his employment during the Employment Period other than for Good Reason, the Company shall pay Employee the Accrued Obligations and the Company shall issued the Accrued Stock Compensation.

     6. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies for which the Employee may qualify, nor, subject to paragraph (f) of Section 11, shall anything in this Agreement limit or otherwise affect such rights as the Employee may have under any contract or agreement with the Company or any of its affiliated companies. Vested benefits and other amounts that the Employee is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company or any of its affiliated companies on or after the Date of Termination shall be payable in accordance with such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

     7. Confidential Information. The Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies and their respective businesses that the Employee obtains during the Employee's employment by the Company or any of its affiliated companies and that is not public knowledge (other than as a result of the Employee's violation of this paragraph (a) of Section 7) ("Confidential Information"). The Employee shall not communicate, divulge or disseminate Confidential Information at any time during the Employee's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process.

     8. No Mitigation. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement and such amounts shall not be reduced, regardless of whether the Employee obtains other employment.

     9. Successors.

          (a) This Agreement is personal to the Employee and, without the prior written consent of the Company, shall not be assignable by the Employee otherwise than by will or the laws

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

of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

     10. Miscellaneous.

          (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

               If to the Employee:

               Jonathan R. Burst
               3 Warridge Dr.
               St. Louis, Missouri 63124

               If to the Company:

               International Fuel Technology, Inc.
               7777 Bonhomme, Suite 1920
               St. Louis, Missouri 63105
               Attention: Mr. Steve Walters

or to such other address as either party furnishes to the other in writing in accordance with this paragraph (b) of Section 10. Notices and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

          (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

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          (e) The failure of the Employee or the Company to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

          (f) The Employee and the Company acknowledge that this Agreement supersedes any other agreement between them concerning the subject matter hereof.

          (g) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and which together shall constitute one instrument.

     IN WITNESS WHEREOF, the Employee has hereunto set the Employee's hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.



                              /s/ Jonathan R. Burst
                              ----------------------------------
                              JONATHAN R. BURST



                              INTERNATIONAL FUEL TECHNOLOGY, INC.


                              By: /s/ William J. Lindenmayer
                                 ------------------------------------------
                              Name: William J. Lindenmayer
                                   ----------------------------------------
                              Title: President
                                    ---------------------------------------


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